SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

✓	Definitive Information Statement

Telesource International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

✓	No fee required.

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TELESOURCE INTERNATIONAL, INC.

860 Parkview Blvd.

Lombard, Illinois 60148

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN

CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF

A SPECIAL MEETING OF THE STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN to the holders of record of shares of common stock of Telesource International, Inc., a Delaware corporation (the “company,” “us,” “we,” or “our”), that as of July 31, 2009 our board of directors and as of August 13, 2009 our stockholders holding a majority or 84.96% of our voting shares authorized the following:

Amending the Articles of Incorporation of the company to change the name of the company to Pernix Group Inc.

We anticipate an effective date of approximately October 15, 2009, or as soon as practicable in accordance with applicable law including Delaware Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Delaware corporate law and Rule 14c of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about September 24, 2009.

Please feel free to call us at 630-620-4787 should you have any questions on the enclosed Information Statement.

Telesource International, Inc.

By:	/s/ Nidal Zayed
Nidal Zayed Chief Executive Officer

Date:  September 24, 2009

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD

OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Telesource International, Inc.

860 Parkview Blvd.

Lombard, Illinois 60148

INFORMATION STATEMENT

(Definitive)

September 24, 2009

Change in Name of Corporation

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Telesource International, Inc., a Delaware corporation (the “Company”), to notify Stockholders that on or about August 13, 2009, the Company received written consents in lieu of a meeting of stockholders from holders of 116,094,629 voting shares representing approximately 84.96% of the total voting stock of the Company to amend the Company’s Articles of Incorporation to change the Company’s name to “Pernix Group Inc.” Accordingly, your consent is not required and is not being solicited in connection with the approval.

On July 31, 2009, the Company’s Board of Directors approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to Delaware laws, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of September 8, 2009, regarding the ownership of the Common Stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the two other most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended December 31, 2008 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group:

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock Outstanding (2)

Ernil Continental S.A. Bvi	63,544,805	46.5%
Halbarad Group Ltd. S.A. Bvi	52,549,824	38.5%
SHBC and Affiliated Companies	16,059,938	11.8%
Max Engler(3)	95,000	*
Ibrahim Ibrahim	55,000	*
Jeff Adams	46,000	*
Ralph Beck	45,000	*
Trudy Clark	—	*
Carl Smith	—	*
Nidal Z. Zayed	—	*
Greg Grosvenor	—	*
All Executive Officers and Directors as a Group (8 Persons)	241,000	0.2%

———————

*

Less than 1%

(1)

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Amounts include 45,000 options held by each non-employee director.

(2)

Calculated on the basis of 136,640,567 shares of Common Stock outstanding as of September 8, 2009. Excludes 45,000 options that were exercisable within 60 days of December 31, 2006 held by each non-employee director, for a total of 180,000 options. None of the options were exercised and the Company did not incur any expenses associated with these options.

(3)

Max Engler serves as a director for Litra Holding AG. Litra Holding AG owns directly 495,000 shares of Telesource International’s common stock. Based upon information provided to Telesource International, Telesource International does not consider these shares to be beneficially owned by Mr. Engler.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 100 F Street NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission’s  Public Reference Room, 100 F Street NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Delaware General Corporation Law, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the amendment.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) calendar days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on October 15, 2009.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on August 13, 2009, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about September 24, 2009 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: September 24, 2009	For the Board of Directors of Telesource International, Inc.

	By:	/s/ Nidal Zayed
Nidal Zayed Chief Executive Officer

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